UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  January 3, 2006

VION PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26534	13-3671221
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Science Park, New Haven, CT	06511
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (203) 498-4210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Salary Increase of our Executive Officers

Effective 2006, we increased the annual salary of Alan Kessman, our Chief Executive Officer, Howard Johnson, our President and Chief Financial Officer, Ivan King , our Vice President, Research and Development and Ann Cahill, our Vice President, Clinical Development, by approximately 4%, 4%, 7.2% and 20%, respectively.

Restricted Stock Grants to our Executive Officers

On January 5, 2006, the Company made grants of restricted stock under our 2005 Stock Incentive Plan to Alan Kessman, our Chief Executive Officer, Howard Johnson our President and Chief Financial Officer, Ivan King , our Vice President, Research and Development and Ann Cahill, our Vice President, Clinical Development, in the following amounts: 466,667 shares, 221,667 shares, 138,889 shares and 186,667 shares, respectively. The shares will vest upon the earliest of (A) December 31, 2008, (B) the approval of an NDA to market Cloretazine or (C) the occurrence of a Change in Control, as defined in our 2005 Stock Incentive Plan. The form of restricted stock agreement under which the grants were made is attached hereto as Exhibit 10.1.

Extension of Employment Agreement with Alan Kessman, our Chief Executive Officer

On January 3, 2006, we entered into a two year extension of Mr. Kessman's employment agreement, attached hereto as Exhibit 10.2 and incorporated by reference herein, and the termination date of Mr. Kessman's employment agreement is now December 31, 2008.

Item 9.01 Financial Statements and Exhibits.

(c)    Exhibits.

Exhibit 10.1	Form of Restricted Stock Agreement under 2005 Stock Incentive Plan for Executive Officers.
Exhibit 10.2	Amendment No. 2 of Employment Agreement of Alan Kessman, dated as of January 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VION PHARMACEUTICALS, INC.

Date: January 9, 2006	By:	/s/ Alan Kessman Name: Alan Kessman Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit 10.1	Form of Restricted Stock Agreement under 2005 Stock Incentive Plan for Executive Officers.
Exhibit 10.2	Amendment of Employment Agreement of Alan Kessman, dated as of January 3, 2006.